UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Black Creek Industrial REIT IV Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Black Creek Industrial REIT IV Email not displaying correctly? View it in your browser. As our valued partner, we want to make you aware that your clients who own shares of Black Creek Industrial REIT IV (BCI IV) may be getting letters, emails and calls from us regarding the proxy statement they will be receiving around April 19th pertaining to standard matters to elect directors and ratify auditors. Stockholders can vote via the mail, the Internet or by phone at 833.795.8490. Those who have not yet voted may receive a phone call encouraging their vote and may also receive reminder emails and letters. Stockholders are encouraged to vote as soon as possible to avoid future reminders by mail and phone. BCIRIV-BD-EM-PROXY-APR19

FORM OF EMAIL MESSAGE REGARDING PROXY MATERIALS AND VOTING Subject: BLACK CREEK INDUSTRIAL REIT IV INC Annual Meeting 2019 Annual Meeting July 2, 2019 Important proxy voting material is ready for your action. Three Ways to Vote Now via ProxyVote At the Meeting By Phone 1.800.690.6903 Vote By July 1, 2019 11:59 P.M. ET Control Number: 0123456789012345 Dear Fellow Stockholder: Your vote is important to the success of our annual stockholder meeting, which will be held on July 2, 2019. On behalf of the management and board of directors, I am urging you to vote your shares today. The proxy materials detail the proposals. We ask that you vote in favor of each of these proposals by clicking on the link above. If sufficient votes are not cast in advance of our meeting, it may be necessary to adjourn and reschedule, incurring additional costs. Sincerely, Evan H. Zucker

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